Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-234357) pertaining to the 2019 Equity Incentive Plan, 2019 Incentive Award Plan, and 2019 Employee Stock Purchase Plan of Phathom Pharmaceuticals, Inc. of our report dated March 19, 2020, with respect to the combined financial statements of Phathom Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2019.

/s/ Ernst & Young LLP

San Diego, California

March 19, 2020